UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2010

Limoneira Company
(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings, Road
Santa Paula, CA 93060
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance & Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2010, Limoneira Company (NASDAQ: LMNR) (the “Company”) issued a press release announcing that, effective June 15, 2010, Don Delmatoff will resign from his positions as Chief Financial Officer, Vice President Finance & Administration, and Secretary of the Company, and will continue working with the Company as a compliance officer managing the firm’s internal audit and Sarbanes-Oxley reporting requirements as he transitions towards retirement.

The Company also announced that, effective June 15, 2010, Joseph Rumley, 51, joined Limoneira as its new Chief Financial Officer, Secretary, and Treasurer.  Mr. Rumley has over 25 years of experience in public and private accounting management experience.  From 2005 to 2008, Mr. Rumley was an audit partner at Grant Thornton, LLP and from 2008 to present, he was an audit partner at McGladrey & Pullen, LLP.  Mr. Rumley also served as Audit Director at Deloitte & Touche LLP from 1996 to 2005 where he served public and private companies in Deloitte’s Consumer Business Practice and Enterprise Risk Services from 1996 to 2005.  Through these roles, Mr. Rumley planned, conducted, and managed financial and information system audit engagements of privately and publicly owned companies.  Mr. Rumley received a B.S. in Accounting from California State University Northridge and an MBA with an emphasis in Finance from Pepperdine University.  He is a Certified Public Accountant.

In connection with Mr. Rumley’s new positions as Chief Financial Officer, Secretary, and Treasurer, he will receive an annual base salary of $225,000 and will participate in the Company’s Management Incentive Plan (the “Management Incentive Plan”) and Stock Grant Performance Bonus Plan (the “Stock Grant Plan”).   Per the terms of the Management Incentive Plan, Mr. Rumley will be eligible to receive an annual cash-based incentive bonus in an amount up to a target percentage of his annual base salary based upon the company’s performance of both pre-determined operating results and measurable, time-based, and realistic individual goals, subject to the discretion of the Company’s compensation committee.  The target percentage is based on a graduated scale ranging from 5% to 100% of Mr. Rumley’s annual base salary.  Sixty percent of the annual cash-based incentive bonus is based on the achievement of pre-determined operating results and 40% is based upon the achievement of individual goals recommended by the President and Chief Executive Officer and approved by the Company’s compensation committee.

Per the terms of the Stock Grant Plan, Mr. Rumley will be eligible to receive a number of shares of the Company’s common stock not to exceed an aggregate fair market value of 133% of his then current base salary based on established performance goals or, within the sole discretion of the compensation committee, for special achievements outside of those goals.  Seventy percent of the equity-based incentive bonus is based upon increasing the Company’s pre-tax earnings to an amount greater than 110% of the average for the preceding four years and 30% is based upon increasing cash provided from operations to an amount greater than 110% of the average for the preceding four years.  Payout of the stock vests 33% at the time of the award, 33% the following year, and 33% two years after the award grant date.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Limoneira Press Release dated June 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2010	LIMONEIRA COMPANY

	By:	/s/ Harold S. Edwards

Harold S. Edwards
President and Chief Executive Officer